EXHIBIT 10(s)

                                 EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT, made this 25th day of July 1994, by and between SCOR Reinsurance Company, a New York corporation having its principal place of business at 110 William Street, New York, New York (the "Company") and John D. Dunn, Jr., an individual residing at 94 Susan Drive Chatham, New Jersey 07928 (the "Employee").

               WHEREAS, Company desires to employ Employee in connection with its insurance business and operations and Employee desires to accept such employment on the terms and conditions hereinafter set forth.

               NOW, THEREFORE, upon the premises and conditions set forth herein the parties hereto mutually agree as follows:

          1.   Employment.

               The Company agrees to employ Employee to serve the Company as a Senior Vice President, and as manager of its treaty department, or in such other capacities as the Board of Directors or executive management of the Company may from time to time determine, and to perform such services and duties for the Company and/or its subsidiaries and affiliates as the Company may determine. Employee agrees to serve the Company in such capacity and to perform said duties and services faithfully and the best of his ability; and to devote his full business time and attention to the performance of his duties hereunder, to the exclusion of any other business, except charitable, educational or other public interest purposes.

          2.   Employment Period.

               Employee's employment hereunder shall commence on July 25, 1994 ("Commencement Date"), and shall continue for a period of two (2) years until July 25, 1996 ("Employment Period"), unless terminated sooner pursuant to Paragraph 3 below, or extended as provided herein. At the conclusion of the initial term of the Employment Period and each period thereafter, the Employment Period shall be automatically extended for periods of one (1) year each unless terminated by either party giving written notice to the other party of its intention to so terminate not less than three (3) months prior to the expiration of the then-current Employment Period, whereupon, upon the expiration of such Employment Period the Employee's employment hereunder and this Agreement shall terminate.

          3.   Termination.

               (a) If Employee should die during the Employment Period, the Employment Period and Employee's employment hereunder shall terminate as of the date of death.

               (b) In the event that Employee, by reason of illness or physical or mental disability shall be unable to perform the

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          services  required of him hereunder for more than one hundred and eighty (180) calendar days in the aggregate (excluding infrequent and temporary absences due to ordinary transitory illness) during any twelve (12) month period, Employee's employment by Company shall be terminable by Company and shall terminate at the end of the month following the month in which Company has given written notice to Employee of its intention to so terminate because of disability, but without prejudice to any payments due Employee in respect of disability. The term "disability" for the purposes of this Agreement shall have the same meaning as under the short term disability benefit plan of the Company as in effect at the time of the Employee's disability.

               (c) If Employee's employment hereunder is terminated by the Company prior to July 25, 1996 for any reason other than pursuant to subparagraphs (a), (b) and (d) hereof, (subject to compliance by the Employee with the provisions of Paragraphs 8, 9 and 10 below), as liquidated damages, and/or severance pay, and as additional consideration for the Employee's undertakings under Paragraphs 8, 9 and 10 below, the Company shall (i) for the longer of a period of one (1) year from the date of termination or the remaining term of the Employment Period, make bi-weekly payments to the Employee, in an amount equal to the bi-weekly salary payable to the Employee immediately prior to such termination, and (ii) use its best efforts to provide for Employee's continued participation, for the longer of a period of one (1) year or the remaining term of the Employment Period, but in no event to exceed eighteen (18) months, in all death, medical and dental benefit plans of the Company as if Employee were still employed under this Agreement during such period; provided that Employee shall continue to pay for participation in such plans such amounts as would have been payable if his employment had not been terminated. The payments under this subparagraph 3(c) shall be in lieu of any compensation or benefits under Paragraph 4 below accruing after the date of such termination or under any severance plan of the Company.

               (d)  Employee's  employment hereunder  may be  terminated by the Company for "good cause" on not less than five (5) days' prior written notice of termination to Employee. The term "good cause" shall mean and include: (i) Employee's failure to substantially perform his duties hereunder for any reason or failure to devote his full business time to the affairs of the Company and such failure is not discontinued within a reasonable period of time, in no event to exceed thirty (30) days, after Employee recieves written notice from the Company of such failure; or (ii) Employee's commission of an act or acts of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; or
          (iii) if Employee is grossly negligent or engages in misconduct or insubordination in the performance of his duties hereunder; or
          (iv) Employee's breach of his obligations under paragraph 9 below, relating to confidential information; or (v) if Employee engages in or commits any other serious dereliction of duty not specified above; or (vi) the willful violation by Employee of any law or regulation thereunder governing his activities affecting the performance of his duties hereunder or the violation of any law or regulation thereunder by the Company by willful action or

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          omission for which the Employee is responsible.

               (e) If, during the Employment Period, the Employee's employment by the Company is terminated by the Company pursuant to Paragraphs 3(a), (b) or (d) above, or is terminated by the Employee for any reason, the Employee shall not be entitled to receive any compensation under Paragraph 4 accruing after the date of such termination or any payment under subparagraph 3(c) above, and the Employment Period and this Agreement shall terminate forthwith upon such termination of employment.

          4.   Compensation and Benefits.

               As compensation for the performance by Employee of his duties under this Agreement during the Employment Period including the undertakings set forth in Paragraphs 8 and 9 below, Company agrees as follows:

               (a)  The  Company  shall pay  to  Employee a  salary  at the annual rate of not less than $215,000 payable in equal bi-weekly installments, subject to periodic review and adjustments to be in the Company's discretion in accordance with the Company's customary practices for executive salaries. It is further agreed that if any change in the Employee's salary occurs during the term of employment under this Agreement, such change shall not be construed as a cancellation, amendment or rescission of this Agreement, and this Agreement shall nevertheless continue in full force and effect, in accordance with its terms and provisions, for the full term thereof.

               (b) The Company shall, within fifteen (15) days from the Commencement Date, pay to Employee a one-time bonus of twenty-five thousand ($25,000) dollars. In addition, commencing as of January 1, 1995 Employee shall participate in the Company's current bonus plan in accordance with current practice or, upon adoption by the Company, in any new bonus plan in accordance with its terms.

               (c) Employee shall participate during the Employment Period in the Company's Stock Option Plan for Key Employees. At the first stock option grant date after the commencement of the Employment Period Employee shall be awarded, subject to approval of the Compensation Committee of the Board of Directors of the Company ("Compensation Committee"), a stock option grant of fifteen thousand (15,000) shares. Nothing in this subparagraph
          (c) shall preclude the Company from amending or terminating any such plan at any time.

               (d) As performance based incentive compensation for 1994, and if Employee achieves certain performance objectives for 1994 as established by the Executive Management of the Company and to be annexed hereto within 60 days from the Commencement Date, Employee shall be granted an award which shall not be less than Fifty Thousand ($50,000) Dollars. Such award shall be payable on or about March of 1995.

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               (e)  Employee  shall  participate  in  all  Company  health, welfare, pension and other employee benefit plans, fringe benefit plans (including insurance plans and vacation plans or policies) and all incentive plans in which all other officers of the Company are eligible to participate during the Employment Period, subject in all events to the terms and conditions of such plans as in effect from time to time. Nothing in this subparagraph (e) shall preclude the Company from amending or terminating any such plans at any time.

               (f) Employee shall be entitled to an automobile to be leased by the Company for a period of three (3) years for Employee's business and personal use during the Employment Period, such lease expense not to exceed $550.00 per month; and payment or reimbursement for automobile insurance expenses for such three (3) year period; and to payment or reimbursement of the annual fees and dues for one country club membership, such fees and dues not to exceed $3,600 or such other amount as is specifically approved from time to time by the President of the Company, and payment or reimbursement of a non-negotiable proprietary certificate currently in the amount of $4,500 relating to such country club membership and subject to periodic adjustment as requested by the club; provided that the Company shall hold such certificate and, in the event of termination of Employee's employment hereunder, for any reason, Employee will reimburse the Company for the entire amount of such certificate and, upon recipt of such reimbursement, the Company shall release the certificate to Employee.

          All compensation payable under this Paragraph 4 will be subject to such deductions and imputed income as may from time to time be legally required.

          5.   Supplemental Retirement Benefit.

               In addition to the other compensation and benefits Employee shall receive pursuant to Paragraph 4 above, the Company shall provide Employee with a supplemental retirement benefit to be paid at the earlier of termination of Employee's employment with or retirement from the Company.

               (a) When expressed as a single life annuity commencing on Employee's Normal Retirement Date, as such term is defined in the SCOR U.S. Group Pension Plan (the "Qualified Plan"), the supplemental retirement benefit shall equal the amount in excess of (x) minus (y) where:

               (x) is the aggregate retirement benefits that, when expressed as a single life annuity commencing on Employee's Normal Retirement Date, the Employee would have been entitled to receive under the Qualified Plan, the SCOR U.S. Group Supplemental Retirement Plan (the "SRP") and under any and all other defined benefit, target benefit or money purchase pension plans of the Company, its subsidiaries and affiliates that may hereafter be applicable to the Employee

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               during  the  Employment   Period  (collectively,  with   the
               Qualified Plan and the SRP, the "Retirement Plans") if Employee's employment had commenced on July 25, 1989 (and had continued without interruption until termination of his
               employment  hereunder)  and   the  Company   had  paid   him
               compensation  for   the  five  year  period   prior  to  the
               Employment Period at an annual rate equal to a total of $265,000; and,

               (y) is the aggregate retirement benefits that, when expressed as a single life annuity commencing on Employee's Normal Retirement Date, the Employee in fact is or becomes entitled to receive under the Retirement Plans.

          For purposes of this Agreement, the value of any benefit paid under the Retirement Plans commencing at a time other than the Employee's Normal Retirement Date or in a form other than a single life annuity shall be calculated using the mortality and interest rate assumptions then in use for calculating optional forms of benefits under the Qualified Plan.

               (b) The supplemental retirement benefit provided herein shall not be forfeitable for any reason other than a termination of Employee's employment by the Company for "good cause" pursuant to Paragraph 3(d) above. The Company's obligation to provide such supplemental retirement benefit shall survive the termination of this Agreement. No provision of this Paragraph 5 shall prevent the Company from amending or terminating any of the Retirement Plans at any time.

          6.   Placement of Insurance.

               During  the  Employment  Period,  Employee agrees  that  all policies of insurance, reinsurance and other related business solicited by the Employee shall be placed by the Employee only through such facilities of the Company and its affiliates, as may be made available by the Company in its discretion. Employee agrees to comply with Company's manuals, rules, restrictions and specific underwriting instructions relative thereto. Employee further agrees not to solicit any other insurance, reinsurance or related business except for the benefit of the Company. During the Employment Period, Employee shall not, directly or indirectly, in any manner solicit, accept or service for or on behalf of himself or any third party, or divert or cause to be diverted to any third party, any insurance, reinsurance or related business. Employee further agrees that, during the Employment Period, Employee shall not act for the benefit of any competitor of Company or in any way inconsistent with Company's best interests.







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          7.   Ownership of Accounts.

               All insurance, reinsurance and related business accounts produced by Employee during the period of the employment relationship with Company shall be for the account of Company or other third parties designated by Company and Employee shall not acquire nor retain any right, title or interest in said accounts. All renewals and expirations on all such insurance, reinsurance business produced, as well as all correspondence, reports, files and other data relating thereto, shall be and remain the absolute and exclusive property of Company.

          8.   Non-Solicitation.

               Employee agrees that for a period of one (1) year following the date of termination of Employee's employment relationship with Company, by Employee for any reason or by Company pursuant to Paragraph 3 above, Employee will not, directly or indirectly, in any capacity whatsoever (either as an employee, officer, director, shareholder, proprietor, partner, joint venturer, consultant or otherwise), in any way seek to induce, bring about, promote, facilitate, or encourage the discontinuance of, or in any way solicit, sell to, divert, serve, quote rates on, given proposals on, or accept or receive any insurance or reinsurance business which Employee personally, alone or in combination with others, handled, serviced or solicited at any time during the one
          (1) year period immediately preceding termination of the employment relationship. The provisions of this paragraph 8 shall survive the termination of this Agreement.

          9.   Confidential Information.

               Employee acknowledges and recognizes that in the course of his employment he has had and will continue to have access to confidential accounts or information of Company relating to persons, firms and corporations which are customers of Company during the term of the employment relationship, such confidential information includes but is not limited to insurance and reinsurance contract expiration dates, terms, conditions and rates, and familiarity with customer's risk characteristics. Employee agrees that he will not, without prior written consent of Company during the term of employment and for one (1) year thereafter, except as may be required during the course of his employment hereunder, directly or indirectly disclose, communicate, divulge, copy, or make use of any such confidential information. The provisions of this paragraph 9 shall survive the termination of this Agreement.

          10.  Non-Piracy.

               Employee agrees that, for a period of one (1) year following the date of termination of Employee's employment relationship with Company, by Employee for any reason or by Company pursuant to Paragraph 3 above, he will not employ, or engage, or seek to employ, or engage for himself or for others any person who has






          worked for Company during the one (1) year period immediately preceding the date of any such termination, nor shall he have an interest in, directly or indirectly, any business entity in any insurance or related business which shall, with Employee's direct or indirect participation, employ, or engage or seek to employ any person who has worked for Company as aforesaid, nor shall he directly or indirectly urge or attempt to urge, request, advise, entice or attract any employee of Company to terminate their employment with Company for any reason or purpose whatsoever.

               (a) Employee shall be deemed to have an interest in a business entity if he owns, directly or indirectly, more than FIVE PERCENT (5%) of any class of stock of such business entity, or if he manages, operates, controls, participates in or is connected, directly or indirectly, with such business entity in any manner, including without limitation, as a director, officer, employee, owner, partner, agent, advisor, or consultant.

               The provisions of this Paragraph 10 shall survive the termination of this Agreement.

          11.  Remedies.

               Employee acknowledges that a breach of the agreements set forth in Paragraphs 7, 8, 9 and 10 hereof would result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Employee agrees that any violation or threatened violation of such agreements may be enjoined through proper action filed in a court of competent jurisdiction, and that any such injunction shall be in addition to any other remedies available to the Company. In addition to and not in lieu of any other remedies to which Company may be entitled, in the event of a failure to comply with any of the provisions of Paragraphs 7, 8, 9 and 10 hereof, Employee agrees to pay, or to cause his new employer or affiliate or other business entity in which he has an interest to pay, promptly to Company an amount equal to 50% of any premiums, commissions, fees or other monies received or derived by reason of such breach, violation or failure to comply during the one (1) year period following such breach, violation or failure to comply, together with all sums expended or costs incurred by Company to enforce such provisions.

          12.  Copy of Agreement.

               In the event of the termination of the Employee's employment relationship with Company, Employee agrees, prior to the commencement of any new employment, to advise any new employer in the insurance or related business of the terms of this Agreement, and to furnish (and to consent to furnishing by Company) such new employer with a copy of this Agreement.



          13.  Waiver of Breach.






               The waiver by Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach of Employee.

          14.  Entire Agreement.

               The Agreement and attached addendum, if any, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any previous communications, representations, arrangements or agreements, whether oral and written.

          15.  Notice.

               Any notices or other communications to be given under this Agreement shall be in writing and shall be given by delivering personally or by mailing, by certified or registered mail, return receipt requested, addressed as follows:

                    To Company:    SCOR Reinsurance Company
                                   110 William Street
                                   New York, NY  10038
                                   Attn: General Counsel



                    To Employee:   John D, Dunn, Jr.
                                   94 Susan Drive
                                   Chatham, NJ  07928

          or to such other address as either party may give to the other by written notice given in the manner herein provided.

          16.  Severability.

               The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision had been omitted.

          17.  Assignment.

               This Agreement shall be binding upon and inure to the benefit of Company, its successor and assigns and to the benefit of Employee, his heirs and legal representatives. This Agreement is not assignable by Employee and the right of Employee to receive payment for his services is hereby expressly agreed to be non-assignable and non-transferrable, except as otherwise specifically provided herein.

          18.  Governing Law.

               This Agreement shall be governed by and interpreted under the laws of the State of New York.







          19.  Captions.

               The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          20.  Amendment.

               This Agreement may only be amended by a written document signed by the parties.

               IN  WITNESS  WHEREOF,   the  parties   have  executed   this
          Agreement, as of the day and year first above written.


                                        SCOR Reinsurance Company



                                        By: Jerome Karter
                                        President





                                        John D. Dunn, Jr.,   Employee





























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